Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221894 on Form S-3 of our report dated March 30, 2023, relating to the financial statements of Hines Global Income Trust, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Houston, Texas
March 30, 2023